As filed with the Securities and Exchange Commission on February 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0930882 (IRS Employer Identification Number)
2100 Wharton Street, Suite 701 Pittsburgh, Pennsylvania (Address of principal executive offices)	15203 (Zip code)
2017 IPO Stock Incentive Plan
(Full title of the plan)
Krish S. Krishnan
Chief Executive Officer
Krystal Biotech, Inc.
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Name and address of agent for service)
(412) 586-5830
(Telephone number, including area code, of agent for service)
Copies to:
John Hensley
Morrison & Foerster LLP
300 Colorado Street, Suite 1800
Austin, TX, 78701
(512) 617-0650

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Krystal Biotech, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) in accordance with General Instruction E to Form S-8 to register an additional 1,127,691 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”), issuable pursuant to the Registrant’s 2017 IPO Stock Incentive Plan (the “Plan”). The Plan reserved a total of 900,000 shares of Common Stock for issuance when it was originally adopted in 2017. The “evergreen” provision of the Plan provides that the maximum amount of shares of Common Stock authorized under the Plan shall be increased each calendar year by a number equal to four percent (4%) of the number of shares of Common Stock outstanding as of the last day of the immediately preceding calendar year. Registration statements of the Registrant on Form S-8 relating to the Plan are effective.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which the Registrant has previously filed with the Commission, are hereby incorporated by reference into this Registration Statement.
1.    The contents of the prior registration statements relating to the Plan, previously filed with the Commission on September 22, 2017 (File No. 333-220589), January 22, 2021 (File No. 333-252351), February 17, 2022 (File No. 333-262825), and February 2, 2023 (File No. 333-269539);
2.    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 26, 2024; and
3.    The description of the Registrant’s Common Stock contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023 (File No. 001-38210), including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed on September 14, 2017 (File No. 333-220085)).
5.1	Opinion of Morrison & Foerster LLP.
10.1
Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A filed on September 14, 2017 (File No. 333-220085)).

10.2
Form of Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan Notice of Stock Option Award (incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A filed on September 14, 2017 (File No. 333-220085)).

23.1	Consent of KPMG LLP, independent public accounting firm.
23.2	Consent of Mayer Hoffman McCann P.C., independent public accounting firm.
23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 26th day of February, 2024.

Krystal Biotech, Inc.

By:	/s/ Krish S. Krishnan
Krish S. Krishnan
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Krish S. Krishnan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Krish S. Krishnan	President and Chief Executive Officer and Chairman (Principal Executive Officer)	February 26, 2024
Krish S. Krishnan
/s/ Kathryn A. Romano	Chief Accounting Officer (Principal Financial Officer)	February 26, 2024
Kathryn A. Romano
/s/ Suma M. Krishnan	President, R&D and Director	February 26, 2024
Suma M. Krishnan
/s/ Kirti Ganorkar	Director	February 26, 2024
Kirti Ganorkar
/s/ Daniel S. Janney	Director	February 26, 2024
Daniel S. Janney
/s/ Dino A. Rossi	Director	February 26, 2024
Dino A. Rossi
/s/ Julian Gangolli	Director	February 26, 2024
Julian Gangolli
/s/ E. Rand Sutherland	Director	February 26, 2024
E. Rand Sutherland
/s/ Christopher Mason	Director	February 26, 2024
Christopher Mason
/s/ Catherine Mazzacco	Director	February 26, 2024
Catherine Mazzacco